EMERITUS CORPORATION

STOCK AWARD AGREEMENT

1.	Emeritus Corporation (the "Company") hereby grants to the following Participant an unrestricted stock award for Shares of the Company's Common Stock (the "Award") on the terms set forth herein:

Participant:_______________________

No. of Shares:_____________________

Date of Grant:_____________________

2.	The Shares issued to the Participant pursuant to this Stock Award Agreement shall be fully vested and distributed to Participant on the Date of Grant.

3.
Notwithstanding the foregoing, the Participant acknowledges and agrees that the Company will reduce the number of shares otherwise issuable to the Participant under this Stock Award Agreement for any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the Award.

4.	The Shares subject to this Stock Award Agreement will not be transferable except in accordance with applicable federal securities laws.

5.
The Award cannot be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing, but rather only pursuant to an agreement in writing signed by Participant or the Participant's legal representative and the Company.

6.
The Shares subject to this Stock Award Agreement are granted outside the Emeritus Corporation 2006 Equity Incentive Plan, as amended (the "Plan").  Notwithstanding the foregoing, capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

7.	The Award does not create any right on the part of an employee to continue in the employ or service of the Company or any of its affiliates.

8.	This Stock Award Agreement may be executed in multiple counterparts and each such executed counterpart shall be deemed an original, but all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, the Company has executed this Stock Award Agreement on this ____ day of ______________, 2007.

EMERITUS CORPORATION

By:  ————————————————

Print Name:  —————————————

Title:  ———————————————

I hereby accept the above Award in accordance with and subject to the terms and conditions hereof.

Date Accepted:  ————————————————

By:  ————————————————

Print Name:  —————————————